SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): October 31, 2007

ESP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-49896	84-1493159
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 53846, Lafayette, LA 70505
(Address of principal executive offices) (Zip Code)

337-654-1722
(Registrant's telephone number)

Downside Up, Inc.
750 Broad Street, Shrewsbury, New Jersey 07702
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 14, 2007, the Company signed an Agreement and Plan of Reorganization with ESP Resources, Inc. (“ESP”) and the shareholders of ESP Resources, Inc. (the “Agreement”). The close of the transaction occurred on October 31, 2007 (the “Closing Date”). On the Closing Date, the ESP shareholders exchanged all of their ESP shares for DUI common shares, and ESP merged with a wholly-owned subsidiary of DUI and became the surviving corporation of such merger (the “Merger”) and the new wholly owned subsidiary of DUI. As a result of the Merger, ESP shareholders own approximately seventy-five (75%) percent of DUI’s outstanding, post-Merger common shares, or 18,000,000 common shares. The Merger was approved by our Board of Directors and by shareholders holding a majority of our common stock at a Special Meeting of Stockholders held on October 31, 2007.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K dated September 19, 2007 and incorporated herein by reference.

Business of ESP Resources, Inc.

ESP Resources Inc. (“ESP”) was organized under the laws of the State of Delaware in November, 2006. ESP began operations during the first quarter of 2007 as a custom formulator of oilfield petrochemicals. ESP provides custom blended specialty chemicals and analytical services to the oil and gas drilling and production sectors of the petroleum industry.

ESP acts as manufacturer, distributor and marketer of specialty chemicals. The company provides applications of surface chemistry via a high level of innovation and service to all facets of the fossil energy business. As a custom formulator of specialty chemistries for the energy industry, ESP supplies specialty chemicals for a variety of oil field applications including separating suspended water and other contaminants from crude oil, pumping enhancement, cleaning, and a variety of fluids and additives used in the drilling and production process. At each drilling site or well that is in produc-tion, there exist a number of factors that make each site unique. Wells that are operating short distances from each other in the same field can have very different characteristics. This variance in operating condi-tions, chemical makeup of the oil and the usage of diverse equipment requires a very specific chemical blend to be used if maximum drilling and production well performance is to be attained.

ESP has developed a very sophisticated analysis system that compares data to quickly and economically design a chemical that most perfectly matches the operating conditions at the well site. The extensive experience of the service of ESP is responsible for the development of some unusual chemical solutions to oilfield problems.

ESP’s goal is first, to solve the customer’s problem at the well and optimize drilling or production. Typically, the ESP team may gather informa-tion at a well site and enter the information into the system to provide testing parameters and reproduce condi-tions at the wellhead. This allows the employees to design and test a new chemical blend in a very short time. In many cases, a new blend may be in service at the well in as little as 24 hours. This unique process can shorten the chemical development time frame from two months or more to a few days or hours.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement, on October 31, 2007, we issued 18,000,000 shares of our Common Stock to the ESP shareholders in exchange for 100% of the outstanding shares of ESP, which merged into our wholly owned subsidiary. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of ESP which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the ESP shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

 Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Agreement, on October 31, 2007, we issued 18,000,000 shares of our Common Stock to the ESP Shareholders in exchange for the transfer of 100% of the outstanding shares of ESP which merged into our wholly owned subsidiary. As such, immediately following the Merger, the ESP Shareholders held approximately 75% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as explained more fully in Item 5.02 of this Current Report, on October 31, 2007, Angelo Luca resigned as a member of our board of directors and as our Vice president and Secretary, and Michael Cavaleri resigned as our President. Further, effective October 31, 2007, David Dugas was appointed as our President and as a member of the board of directors, and Tony Primeaux was appointed as our Vice president, as well as a member of the board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective October 31, 2007, Angelo Luca resigned as a member of our board of directors. There were no disagreements between Mr. Luca and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective October 31, 2007, Angelo Luca resigned as our Vice president and Secretary, and Michael Cavaleri resigned as our President.

(c)   Appointment of Officers and Directors

Effective October 31, 2007, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
David Dugas	50	Chairman, President, and Chief Executive Officer
Tony Primeaux	51	Vice President and Director

The business background descriptions of the newly appointed directors are as follows:

Mr. Dugas was elected as our President and Chairman on October 31, 2007. Prior to the merger of ESP Resources, Inc. with the Company, Mr. Dugas was one of the founders of ESP Resources in November, 2006 and was elected its President. Prior to joining ESP Resources, Inc., he was a co-founder in 2002 and a principal of a specialty water purification known as ULTRA PURE - ICEX Co., located in Lafayette, Louisiana, and sold his interests in 2006. Mr. Dugas received his BS degree in Petroleum Engineering from the University of Southwestern Louisiana in 1978 and is currently a member in the Society of Petroleum Engineers, a Lifetime Member of Phi Beta Kappa and a member of Tau Beta Pi National Engineering Society. Mr. Dugas is also a licensed Professional Petroleum Engineer in the States of Texas and Louisiana.

Mr. Primeaux was elected as our Vice president and Director on October 31, 2007. He joined ESP Resources, Inc. in November, 2006 and served as its Vice President. Tony Primeaux was Operations Manager for Peake Energy Group, Inc., a specialty chemical company serving the Gulf South, also located in Lafayette, Louisiana, from 2001 through 2006. With over 29 years of experience in the value-added specialty chemical market, Mr. Primeaux has started, developed and sold several businesses serving the gas and oil production sector. Mr. Primeaux attended University of Louisiana at Lafayette, on an athletic scholarship.

 Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2007, we filed an Amendment to our Certificate of Incorporation changing our name to “ESP Enterprises, Inc.”; increasing our authorized common shares from 20,000,000 to 100,000,000; and adding a new provision, permitting stockholder action by majority stockholder written consent. Such actions were approved by our Board of Directors and by the stockholders holding a majority of our common stock at a Special Meeting of Stockholders on October 31, 2007.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Merger. As a result of the Merger, ESP Resources merged into our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Merger has caused us to cease to be a shell company. For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESP ENTERPRISES, INC.

Dated: November 6, 2007	By:	/s/ David Dugas
David Dugas President